As filed with the Securities and Exchange Commission on July 19, 2012
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               LA PAZ MINING CORP.
             (Exact name of Registrant as Specified in its Charter)

            Nevada                                  1000                         99-1720516
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                         7558 W. Thunderbird Rd. #1-486
                             Peoria, Arizona, 85381
                                 (602) 509-2822
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Business Filings Incorporated
                              311 S Division Street
                           Carson City, Nevada, 89703
                             Telephone 800-981-7183
            (Name, address, including zip code, and telephone number,
                    including area code of Agent for Service

                         Copies of all communication to:
                                Fred Bauman, Esq.
                           Rosenfeld, Bauman, & Forbes
                          401 N. Buffalo Dr., Suite 100
                               Las Vegas, NV 89145
                            Telephone (702) 386-8637
                            Facsimile: (702) 385-3025
                              Fbauman@lawrosen.com

Approximate date of commencement of proposed sale to the public: As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                             Proposed Maximum     Proposed Maximum
 Class of Securities       Amount to be       Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered         Per Share(1)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
 $.001 par value (2)        10,000,000          $ 0.002               $20,000               $2.29
--------------------------------------------------------------------------------------------------------
Total Registration Fee                                                $20,000               $2.29
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until August 16, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   SUBJECT TO COMPLETION, DATED JULY 19, 2012

                                   PROSPECTUS

                               LA PAZ MINING CORP.

                        10,000,000 SHARES OF COMMON STOCK

The selling stockholder named in this prospectus, namely Charles Irizarry, our sole executive officer and director, is offering 10,000,000 shares of common stock of La Paz Mining Corp. at $0.002 per common share. Mr. Irizarry currently holds 100% of our issued and outstanding common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of $0.002 per common share and an offering period of 28 days from the date of this prospectus. This is a fixed price for the duration of the offering. The selling stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 66% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Mr. Irizarry, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception on November 18, 2011.

Our common stock is presently not traded on any market or securities exchange. The offering price at $0.002 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

La Paz Mining Corp. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $6,600. The Company will pay these expenses.

                     This Prospectus is dated July 19, 2012.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY                                                             3

RISK FACTORS                                                                   6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                             12

USE OF PROCEEDS                                                               13

DETERMINATION OF OFFERING PRICE                                               13

DILUTION                                                                      13

SELLING SECURITY HOLDER                                                       14

PLAN OF DISTRIBUTION                                                          14

DESCRIPTION OF SECURITIES TO BE REGISTERED                                    16

INTERESTS OF NAMED EXPERTS AND COUNSEL                                        16

INFORMATION WITH RESPECT TO THE REGISTRANT                                    17

DESCRIPTION OF BUSINESS                                                       17

MANAGEMENTS DISCUSSION AND ANALYSIS                                           30

DIRECTORS AND EXECUTIVE OFFICERS                                              32

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                               33

FINANCIAL STATEMENTS                                                         F-1

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to La Paz Mining Corp.

CORPORATE BACKGROUND AND INFORMATION

                               LA PAZ MINING CORP.

La Paz Mining Corp. was organized under the laws of the State of Nevada on November 18, 2011, to explore mineral properties in North America.

La Paz  Mining  Corp.  is  engaged  in the  exploration  for  uranium  and other minerals. The Company's Bee Uranium Property is located approximately 3 kilometers southwest of the resort town of Harrison Lake, B.C. The property is located on the lower, east slope of Mount Agassiz, to the west of Miami Creek. Easy access to the property is provided from the nearby town of Harrison Hot Springs.

The Bee Uranium Property comprises one mineral claim containing 6 cell claim units totaling 126.45 hectares:

     BC Tenure #        Work Due Date        Cells      Total Area (Hectares)
     -----------        -------------        -----      ---------------------
       928770            Nov. 9, 2012          6               126.45

In 1978, an exploration program consisting of geologic mapping, radiometric surveys and soil sampling was carried out to locate potential areas of uranium mineralization, in proximity to the Bee mineral showing area. This exploration work was carried out on behalf of Jet-Star Resources Ltd. of Vancouver, British Columbia.

We require an estimated total of $300,000 to implement the three phases of our exploration plan. We currently have not taken any concrete steps to implement our business plan.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about La Paz's financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by the end of 2012 in order to conducts its operations.

Our offices are located at: 7558 W.  Thunderbird  Rd.  #1-486  Peoria,  Arizona,
85381.

THE OFFERING

Securities offered                         10,000,000 shares of common stock

Selling stockholder                        Charles Irizarry

Offering price                             $0.002 per share

Shares outstanding prior to the
offering                                   15,000,000 shares of common stock

Shares to be outstanding after the
offering                                   15,000,000 shares of common stock

Use of proceeds                            The Company will not receive any
                                           proceeds from the sale of the common
                                           stock by the selling stockholder.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

STATEMENT OF OPERATIONS

                                                       From Inception
                                                     (November 18, 2011)
                                                          Through
                                                       April 30, 2012
                                                       --------------

    Revenues                                            $         0
    Operating expenses                                  $     4,597
    Net loss from operations                            $     4,597
    Net loss before taxes                               $     4,597
    Loss per share - basic and diluted                  $     0.000
    Weighted average shares outstanding basic            13,902,439

BALANCE SHEET DATA

                                                       April 30, 2012
                                                       --------------

    Cash and cash equivalents                              $  6,570
    Total current assets                                   $  6,570
    Mineral property                                       $ 20,000
    Total assets                                           $ 26,570
    Total current liabilities                              $  1,167
    Total liabilities                                      $  1,167
    Common stock                                           $ 15,000
    Additional paid-in capital                             $ 15,000
    Deficit accumulated during exploration stage           $ (4,597)
    Total stockholders' equity                             $ 25,403

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception to the period ended on April 30, 2012 the Company has not generated any revenue. Rather, the Company incurred a net loss of $4,597 from inception (November 18, 2011) through April 30, 2012. The Company does not currently have any revenue producing operations. The Company is currently not operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $25,000 to complete the first phase of our exploration program and $300,000 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception (November 18, 2011) to the period ended on April 30, 2012, we incurred a net loss of $4,597 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for uranium or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE CONTROLLED BY MR. CHARLES IRIZARRY, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Mr. Charles Irizarry, our sole Executive Officer Director, will beneficially own approximately 33% of our issued and outstanding common stock. Mr. Irizarry may exercise some control as a significant shareholder over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MR. CHARLES IRIZARRY, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Charles Irizarry, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the overseeing of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Irizarry will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Irizarry's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Charles Irizarry makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Mr. Irizarry in his role as our sole Executive Officer and his own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Mr. Irizarry, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE CHARLES IRIZARRY, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Charles Irizarry, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Irizarry will devote fewer than 12-15 hours per month or 3-4 hours per week to the affairs of the Company. In addition, Mr. Irizarry may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

CHARLES IRIZARRY, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, LACKS TECHNICAL TRAINING AND EXPERIENCE IN MINERAL EXPLORATION OR MINING, AND MAY NOT BE FULLY AWARE OF THE REQUIREMENTS WITHIN THE MINING INDUSTRY.

The management of the Company, our sole executive officer and director, Mr. Irizarry, has no technical training or experience in minerals exploration or mining, or exploring for, starting, or operating a mine, and that with no direct training or experience in these areas, and as such, may not be fully aware of many of the specific requirements related to working within the mining industry.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

MR. CHARLES IRIZARRY HAS NOT PHYSICALLY INSPECTED THE SUBJECT PROPERTY AND DOES NOT HAVE CURRENT PLANS TO VISIT THE PROPERTY.

Mr. Irizarry has not visited the property, but has relied on property reports and other consultants who are knowledgeable with the property. With respect to the further exploration of the property, Mr. Irizarry does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Mr. Irizarry will be unable to personally verify the information and results that are presented by third parties.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF URANIUM IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of uranium and other minerals can fluctuate. The prices of uranium and other minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of uranium include the demand from consumers for products that use uranium, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mMr.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay close to $1,500 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing. Our claims are due on November 9, 2012.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended April 30, 2012 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL, IN ADDITION TO THE FINANCING AS REPORTED IN THIS REGISTRATION STATEMENT. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

La Paz will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 15,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose them of. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict",
"potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,
     *    mining claims to be drilled,
     *    future earnings and cash flow,
     *    development projects,
     *    exploration prospects,
     *    drilling prospects,
     *    development and drilling potential,
     *    business strategy,
     *    expansion and growth of our business and operations, and
     *    our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.002 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed its par value to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Charles Irizarry                        Chief Executive Officer, Chief Financial
                                        Officer, President, Secretary, Treasurer
                                        and   Director   (Principal    Executive
                                        Officer   and    Principal    Accounting
                                        Officer)

Securities offered                      10,000,000 shares of common stock

Selling stockholder(s)                  Charles Irizarry

Offering price                          $0.002 per share

Shares outstanding prior to the
offering                                15,000,000 shares of common stock

Shares to be outstanding after
the offering                            15,000,000 shares of common stock

Percentage of the class to be
owned by selling stockholder
after the offering                      33.3%

Use of proceeds                         La Paz Mining Corp. will not receive any
                                        proceeds from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at $0.002 for an offering period of 28 days from the date of this prospectus. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
     * an exchange distribution following the rules of the applicable exchange;
     *    privately negotiated transactions;
     * short sales that are not violations of the laws and regulations of any state of the United States;
     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and
     *    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $6,600, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on April 30, 2012, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 15,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of April 30, 2012 have been audited by De Joya Griffith & Company LLC, as set forth in its report. The financial statements have been included in reliance upon the authority of DeJoya Griffith & Company LLC as experts in accounting and auditing.

COUNSEL

Mr. Fred Bauman, Attorney at Law, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

DESCRIPTION OF BUSINESS

La Paz Mining Corp. was incorporated in the State of Nevada on November 18, 2011. It was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. Since inception, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

La Paz  Mining  Corp.  is  engaged  in the  exploration  for  uranium  and other minerals. The Company's Bee Uranium Property is located approximately 3 kilometers southwest of the resort town of Harrison Lake, B.C. The property is located on the lower, east slope of Mount Agassiz, to the west of Miami Creek. Easy access to the property is provided from the nearby town of Harrison Hot Springs.

The Bee Uranium Property comprises one mineral claim containing 6 cell claim units totaling 126.45 hectares:

     BC Tenure #        Work Due Date        Cells      Total Area (Hectares)
     -----------        -------------        -----      ---------------------
       928770            Nov. 9, 2012          6               126.45

In 1978, an exploration program consisting of geologic mapping, radiometric surveys and soil sampling was carried out to locate potential areas of uranium mineralization, in proximity to the Bee mineral showing area. This exploration work was carried out on behalf of Jet-Star Resources Ltd. of Vancouver, British Columbia.

The Company was incorporated for the purpose of exploring mineral claims in North America. The short-term strategy of the Company is to explore and further develop the Bee Uranium property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

La Paz Mining Corp. purchased the Bee Uranium Property for USD $20,000 on November 30, 2011. The Company owns 100% of the rights to the property, subject to a 3% net smelter royalty. There are no other underlying rights or royalties on this property. In British Columbia, the acquisition of mineral claims is done using an online application whereby a company or individual can stake claims online. A mineral tenure is granted the available subsurface rights at the time of issuance. For our property, the tenure includes all subsurface minerals, as there were no other tenures on the property at time of staking. The mineral rights expire on November 9, 2012. The tenure includes both mineral and placer mineral rights on the property.

In order to keep these claims in good standing the Company must either complete and report work on the property or pay a renewal fee prior to the expiry date on November 9, 2012.

                     [MAP SHOWING PROPERTY BC LOCATION]


                   FIG. 1 BEE URANIUM PROPERTY BC LOCATION MAP



ACCESS

The property is located on the lower, east slope of Mount Agassiz, to the west of Miami Creek. Easy access to the property is provided from the nearby town of Harrison Hot Springs.

Access is gained by traveling approximately 3 kilometers south from Harrison Hot Springs along Highway No. 9. At this point, a powerline road is traveled for approximately 800 meters west from Highway 9 to Miami Creek. The Bee showing area is easily accessed from this point, lying at an elevation of 150 meters, immediately west of Miami Creek.

The Bee mineral claim lies within the New Westminster Mining Division at 49(0) 16.5' north latitude and 121(0) 48' west longitude.

                    [MAP SHOWING PROPERTY REGIONAL LOCATION]


                FIG. 2 BEE URANIUM PROPERTY REGIONAL LOCATION MAP



TOPOGRAPHY, CLIMATE, VEGETATION

The property is found near the southern tip of the Pacific Ranges, which is a physiographic subdivision of the Coast Mountains. The slopes of Mount Agassiz are steep and rugged, with numerous rock bluffs.

The current mineral property occupies the steep easterly slopes of Mt. Agassiz, ranging from about 600 meters elevation on Mt. Agassiz to about 50 meters along Miami Creek. The Bee mineral showing is at 150 meters elevation, near the base of Mt. Agassiz.

The mineral property is covered by coniferous forest consisting of fir, cedar and hemlock. Swampy brush is found along the sides of Miami Creek. The climate is moderate with warm summers and cool rainy winters.

                       [MAP SHOWING BEE URANIUM PROPERTY]


                         FIG. 3 BEE URANIUM PROPERTY MAP



PROPERTY STATUS

The Bee Property comprises one mineral claim containing 6 cell claim units totaling 126.45 hectares:

     BC Tenure #        Work Due Date        Cells      Total Area (Hectares)
     -----------        -------------        -----      ---------------------
       928770            Nov. 9, 2012          6               126.45

                      [PHOTO SHOWING BEE URANIUM PROPERTY]


                          FIG. 4 BEE URANIUM PROPERTY



PREVIOUS WORK

Other than radiometric, mapping and geochemical surveys carried out in 1978, there is very little documented information pertaining to the Bee mineral showing. Some hand trenching and blasting had been carried out at some time in the past and are visible on the property, but there are no references to this work.

In 1978, an exploration program consisting of geologic mapping, radiometric surveys and soil sampling was carried out to locate potential areas of uranium mineralization, in proximity to the Bee mineral showing area. This exploration work was carried out on behalf of Jet-Star Resources Ltd. of Vancouver, British Columbia.

           [MAP SHOWING REGIONAL GEOLOGY OF THE BEE URANIUM PROPERTY]


              FIG. 5 REGIONAL GEOLOGY OF THE BEE URANIUM PROPERTY



AREA GEOLOGICAL OVERVIEW

The Bee Uranium Property contains mineralization that is classified as a Rare Element Pegmatite. Economic deposits of this type are not recognized in British Columbia; however they can be considered important sources of the rare elements niobium and yttrium. It is yet uncertain what potential exists for locating economic levels of uranium on the Bee property.

URANIUM

Uranium is a silvery-white metallic chemical element. It is assigned the chemical symbol U. Uranium is weakly radioactive. Uranium has the second highest atomic weight of the naturally occurring elements, lighter only than plutonium. Its density is about 70% higher than that of lead, but not as dense as gold or tungsten. It occurs naturally in low concentrations of a few parts per million in soil, rock and water, and is commercially extracted from uranium-bearing minerals such as uraninite.

Uranium is used as a colorant in uranium glass, producing orange-red to lemon yellow hues. It was also used for tinting and shading in early photography. The 1789 discovery of uranium in the mineral pitchblende is credited to Martin Heinrich Klaproth, who named the new element after the planet Uranus. Eugene-Melchior Peligot was the first person to isolate the metal and its radioactive properties were discovered in 1896 by Antoine Becquerel. Research by Enrico Fermi and others starting in 1934 led to its use as a fuel in the nuclear power industry and the first nuclear weapon used in war.

When refined, uranium is a silvery white, weakly radioactive metal, which is harder than most elements. It is malleable, ductile, slightly paramagnetic, strongly electropositive and is a poor electrical conductor.

Uranium metal reacts with almost all nonmetallic elements and their compounds, with reactivity increasing with temperature. Hydrochloric and nitric acids dissolve uranium, but non oxidizing acids attack the element very slowly. When finely divided, it can react with cold water; in air, uranium metal becomes coated with a dark layer of uranium oxide. Uranium in ores is extracted chemically and converted into uranium dioxide or other chemical forms usable in industry.

The main use of uranium in the civilian sector is to fuel nuclear power plants. Uranium is also used in photographic chemicals (especially uranium nitrate as a toner), in lamp filaments, to improve the appearance of dentures, and in the leather and wood industries for stains and dyes. Uranium salts are mordants of silk or wool. Uranium metal is used for X-ray targets in the making of high-energy X-rays.

REGIONAL GEOLOGY

The Bee occurrence area is underlain by Lower-Middle Jurassic Harrison Lake Formation rocks comprised of intermediate to acidic flows and pyroclastics, and the Upper Jurassic Kent Formation conglomerate, chert and tuffs. These rocks are intruded by the Oligocene Chilliwack Batholith. The property covers the contact between Kent Formation conglomerate and hornblende granodiorite of the Chilliwack Batholith.

PROPERTY GEOLOGY

The main area of interest on the property is an outcropping of siliceous pegmatitic rock composed mainly of white to clear quartz enveloping subhedral crystals of potash feldspar (up to 8 cms long) and fragments of granodiorite host rock. The outcrop is approximately 6 meters in diameter with lightly altered hornblende-biotite host rock to the west and north. A light dusting of sericite is evident in the granodiorite and to a greater degree in the pegmatite.

Significant northwest trending fault zones are evident as fault scarps in the immediate area. Faulting and to a lesser degree fracturing at 005(0) and 340(0) is indicated adjacent to the mineral zone.

Mineralization is predominantly within the pegmatite or coarse-grained granitic extrusion. An unidentified uranium mineral, possibly uraninite or uraniferous magnetite occurs as sporadic fine disseminated black crystals in association with clusters of fine-grained pyrite. A greenish yellow secondary mineral, possibly phosphuranylite is also evident through the rock matrix.

Occasional patches of chalcopyrite with splashes of malachite and erythrite (cobalt bloom) occur sporadically within the zone. Pale purplish fluorite is present in association with the quartz.

A two-meter chip sample across a portion of the mineral zone assayed 0.020 % uranium oxide or 0.18 Kg per ton.

The results of the radiometric and soil sampling surveys were inconclusive. The radiometric survey indicated that the Bee showing is quite localized, however a 145-sample geochemical soil survey showed an anomaly of higher than average uranium values extending along an east-west trend for a minimum length of 50 meters to a maximum of 150 meters.

There is potential in this geological environment to form a sandstone- hosted uranium deposit in sediments of the Kent Formation similar to the large deposits in the Athabaska Basin, Saskatchewan. The mineral associations are also similar to Olympic-Dam style mineralization. Neither model type has been explored for in this area, an exploration program should test the potential of these geological models.

OVERVIEW OF THE EXPLORATION AND MINING PERMIT REQUIREMENTS FOR COMPANIES OPERATING IN BRITISH COLUMBIA.

Two types of applications can be made to obtain a Mines Act Permit:

     *    EXPLORATION AND SMALL MINES
          - A `Notice of Work' (NOW) is filed with the Mining Operations Branch District Manager for coal or mineral exploration programs and for approvals of placer mining, or sand and gravel pits and quarries in accordance with the Act.

     *    MAJOR MINES
          - A detailed `Mine Plan and Reclamation Program' must be submitted to the Mining Operations Branch Regional Manager for proposed coal or hardrock mineral mines, major expansions or modifications of producing coal and hardrock mineral mines, and large pilot projects, bulk samples, trial cargoes or test shipments. Information requirements for these applications are summarized in the Act. Mines Act permit applications are required whether or not proposed developments fall under the Environmental Assessment Act ("EAA").

Permit applications for projects under the EAA may be submitted concurrently with the Project Report; however, a Project Approval Certificate must be obtained prior to Mines Act permit issuance. No work is permitted on a mine site without a valid Mines Act Permit.

MAJOR MINE PERMIT APPLICATION INFORMATION REQUIREMENTS

In general, the information requirements under the Code for a Major Mine Mines Act permit application include the following:

     1.   a map or airphoto showing the location and extent of the mine;
     2. particulars of the design, construction, operation and closure of mine components, taking into consideration the safety of the public, mine workers, and the protection of the environment;
     3. particulars of the nature and present uses of the land to be used for the mine;
     4. particulars of the nature of the mine and the extent of the area to be occupied by the mine;
     5. a program for the protection and reclamation of the land and watercourses during the construction and operational phases of the mining operation;
     6. a conceptual final reclamation plan for the closure or abandonment of the mining operation;
     7. an estimate of the annual cost of outstanding reclamation obligations over the planned life of the mine including the cost of long-term monitoring and abatement; and
     8.   any other relevant information that may be required by an Inspector.

CONCLUSIONS AND RECOMMENDATIONS

The Bee Uranium Property contains mineralization that is classified as a Rare Element Pegmatite. Economic deposits of this type are not recognized in British Columbia; however they can be considered important sources of the rare elements niobium and yttrium. It is yet uncertain what potential exists for locating economic levels of uranium on the Bee property.

A proposed work program includes construction of a control grid, geological mapping and rock sampling of surface showings, a soil and silt geochemical sampling program, IP and radiometric geophysical survey, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

The   anticipated   costs   of  this   development   are   presented   in  three
results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting and rock sampling.       $ 25,000

PHASE 2

Detailed  geological  mapping and rock sampling,  grid  construction, soil and silt  geochemical  survey,  IP survey,  establish  drill and trenching targets.
                                                                        $100,000
PHASE 3

1000 meters of diamond drilling including geological
supervision, assays, report and other ancillary costs.                  $175,000
                                                                        --------
TOTAL                                                                   $300,000
                                                                        ========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. Our president is engaged as a consultant to the Company. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are  located at 7558 W.  Thunderbird  Rd.  #1-486  Peoria,  Arizona,
85381.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

La Paz Mining Corp. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(b) OF THE JOBS ACT

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Bee Uranium Property to determine whether there is any potential for uranium or other minerals located on the properties that comprise the mineral claims. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Spring 2013 and commencing the Second and Third phases in Summer and Fall 2013. We have decided to proceed with the exploration program recommended by the geological report. A proposed work program includes prospecting, geological mapping and rock sampling of any mineralized surface showings, construction of a control grid, geochemical soil sampling, and geophysical surveys. Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

The   anticipated   costs   of  this   development   are   presented   in  three
results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting and rock sampling.       $ 25,000

PHASE 2

Detailed  geological  mapping and rock sampling,  grid  construction, soil and silt  geochemical  survey,  IP survey,  establish  drill and trenching targets.
                                                                        $100,000
PHASE 3

1000 meters of diamond drilling including geological
supervision, assays, report and other ancillary costs.                  $175,000
                                                                        --------
TOTAL                                                                   $300,000
                                                                        ========

We anticipate that the three phases of the recommended geological exploration program will cost approximately $25,000, $100,000 and $175,000 respectively. We had $6,570 in cash reserves as of April 30, 2012. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $1,500 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.

We anticipate that we will incur the following expenses over the next twelve months:

     * $1,500 to be paid to the British Columbia Provincial Government to keep the claims valid on or before November 9, 2012;
     * $25,000 in connection with the completion of Phase 1 of our planned geological work program;
     * $100,000 in connection with the completion of Phase 2 of our planned geological work program;
     *    $175,000 for Phase 3 of our planned geological work program; and
     * $6,600 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

During the year ended April 30, 2012, the company has incurred total expense of $4,597.

LIQUIDITY AND CAPITAL RESOURCES

The company had current assets of $6,570 consisting only of cash as of April 30, 2012. The Company has incurred a net loss of $4,597 for the period from inception (November 18, 2011) to April 30, 2012. Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of April 30, 2012 and has incurred expenses of $4,597 since inception. Liabilities are made up of current liabilities only. The company issued to the founder 15,000,000 common shares of stock for $30,000. As of April 30, 2012, there are Fifteen Million (15,000,000) shares issued and outstanding at a value of $0.002 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid, as well as the $6,600 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, plus the expenses of the offering.

However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by late Spring 2013 in order to conduct its operations.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES  AND   DISAGREEMENTS   WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

For the audited period ended April 30, 2012, we engaged De Joya Griffith & Company LLC as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Charles Irizarry             Chief Executive  Officer,  Chief Financial Officer,
                             President,   Secretary,   Treasurer   and  Director
                             (Principal    Executive   Officer   and   Principal
                             Accounting Officer)

BIOGRAPHY OF CHARLES IRIZARRY

Charles Irizarry, aged 48

Charles Irizarry founded the Company on November 18, 2011, and has acted as its sole officer and director since inception.

Charles Irizarry has been engaged in consulting, managing, and directing companies since 2000. Currently Mr. Irizarry is the president of a private consulting firm that provides management support and consulting advice to junior public companies. From 2005 to 2008, Mr. Irizarry served as the President of a coal company that was engaged in the exploration of coal properties in Mexico and South America. Mr. Irizarry currently serves as CEO and President of a mining company with interests in North America as well as Chairman of Immobiliare Global Investments. Mr. Irizarry studied business in state college. He currently resides in Arizona, and is fluent in Spanish and English.

2. DIRECTORS

     Name                          Position
     ----                          --------
Charles Irizarry                Sole Director

See biography above.

As sole director and officer shareholder, Mr Irizarry is not an independent director that is independent under the independence standards applicable to the registrant under paragraph (a)(1) of Item 407(a) of regulation S-K or under NASDAQ Listing Rule 5605(b)(1).

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table (All figures are in US dollars) The following table sets forth the overall compensation earned in the period that ended April 30, 2012 by (1) each person who served as the principal executive officer of the Company for fiscal year 2012; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2010 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of April 30, 2012.

                                                                           Non-Equity      Nonqualified
 Name and                                                                  Incentive         Deferred
 Principal           Fiscal                         Stock       Option        Plan         Compensation     All Other
 Position             Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------             ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Charles Irizarry      2012      Nil       Nil         Nil          Nil           Nil             Nil            Nil
Chief Executive
Officer, Chief
Financial Officer,
President, Secretary,
Treasurer and
Director (Principal
Executive Officer
and Principal
Accounting Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of April 30, 2012, there were Fifteen Million (15,000,000) shares of common stock were issued and outstanding.

(1) This table is based on Fifteen Million (15,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

                                                           Percentage of Class
Name & Address of Owner       Amount and Nature of       Before           After
and Position if Applicable    Beneficial Ownership      Offering        Offering
--------------------------    --------------------      --------        --------
Charles Irizarry                  15,000,000              100%            33%
7558 W. Thunderbird
Peoria, AZ, 85381
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting
Officer)

Total Officers, Directors &      15,000,000               100%            33%
 Significant Shareholders as
 a group

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, the Company has entered into an agreement whereby it has sold 15,000,000 shares to its founder for total proceeds of $30,000

Outside of the above noted transactions, there are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;
     *    Any nominee for election as a director;
     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
     * Any relative or spouse, or relative of such spouse, of the above referenced persons;
     *    Any promoters.

                         DE JOYA GRIFFITH & COMPANY, LLC

                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
La Paz Mining Corp.

We have audited the accompanying balance sheet of La Paz Mining Corp. (An Exploration Stage Company) as of April 30, 2012 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (November 18, 2011) to April 30, 2012. La Paz mining Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Paz Mining Corp. (An Exploration Stage Company) as of April 30, 2012 and the results of its operations and its cash flows for the period from inception (November 18, 2011) to April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations since inception and does not have sufficient working capital for its planned activities, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
-------------------------------------------
De Joya Griffith & Company, LLC
Henderson, Nevada
July 17, 2012

                               La Paz Mining Corp.
                         (An Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)
                                     Audited

                                                                       As of
                                                                  April 30, 2012
                                                                  --------------
Assets

Current assets
  Cash                                                               $  6,570
                                                                     --------
Total current assets                                                    6,570

Mineral property                                                       20,000
                                                                     --------

Total assets                                                         $ 26,750
                                                                     ========

Liabilities and Stockholder's Equity

Current liabilities
  Accounts payable                                                   $  1,167
                                                                     --------
Total current liabilities                                               1,167
                                                                     --------

Total liabilities                                                       1,167
                                                                     --------
Stockholders' Equity
  Common stock, $0.001 par value
   75,000,000 common shares authorized
   15,000,000 shares issued and outstanding                            15,000
  Additional paid-in capital                                           15,000
  Deficit accumulated during exploration stage                         (4,597)
                                                                     --------
Total stockholders equity                                              25,403
                                                                     --------

Total liabilites and stockholders equity                             $ 26,570
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                               La Paz Mining Corp.
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)
                                     Audited

                                                             From inception
                                                           (November 18, 2011)
                                                                   to
                                                             April 30, 2012
                                                             --------------
Expenses
  Accounting & professional fees                              $      4,597
                                                              ------------
Total expenses                                                       4,597

Net loss from operations                                            (4,597)
                                                              ------------

Net loss                                                      $     (4,597)
                                                              ============

Basic & diluted loss per common share                         $     (0.000)
                                                              ------------

Weighted average number of common shares                        13,902,439
                                                              ============


   The accompanying notes are an integral part of these financial statements.

                               La Paz Mining Corp.
                         (An Exploration Stage Company)
                        Statement of Stockholder's Equity
              From Inception (November 18, 2011) to April 30, 2012
                                     Audited

                                                                                    Deficit
                                                                                  Accumulated
                                            Common Stock                            During         Total
                                       ----------------------        Paid In      Exploration   Stockholder's
                                       Shares          Amount        Capital         Stage         Equity
                                       ------          ------        -------         -----         ------
Balance, November 18, 2011                   --       $    --        $    --        $     --      $     --

Issuance of 15,000,000 shares
 at $0.002 per share for cash        15,000,000        15,000         15,000              --        30,000

Net loss                                                                              (4,597)       (4,597)
                                     ----------       -------        -------        --------      --------

Balance, April 30, 2012              15,000,000       $15,000        $15,000        $ (4,597)     $ 25,403
                                     ==========       =======        =======        ========      ========


   The accompanying notes are an integral part of these financial statements.

                               La Paz Mining Corp.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)
                                     Audited

                                                             From inception
                                                           (November 18, 2011)
                                                                   to
                                                             April 30, 2012
                                                             --------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $ (4,597)
  Adjustment to reconcile net loss to net
   cash used in operating activities:
  Change in operating liability:
     Increase in accounts payable                                 1,167
                                                               --------
NET CASH USED IN OPERATING ACTIVITIES                            (3,430)
                                                               --------
CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of mineral claim                                     (20,000)
                                                               --------
NET CASH USED IN INVESTING ACTIVITIES                           (20,000)
                                                               --------
CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from shares issued                                    30,000
                                                               --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        30,000
                                                               --------
INCREASE IN CASH                                                  6,570

Cash at beginning of period                                          --
                                                               --------

CASH AT END OF PERIOD                                          $  6,570
                                                               ========
Cash Paid For:
  Interest                                                     $     --
                                                               ========
  Income tax                                                   $     --
                                                               ========


   The accompanying notes are an integral part of these financial statements.

                               LA PAZ MINING CORP.
                            Exploration Stage Company
                          NOTES TO FINANCIAL STATEMENTS
                                 April 30, 2012
--------------------------------------------------------------------------------

1. ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on November 18, 2011 with 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and developing mineral claims. The Company has acquired a mineral claim with unknown reserves. The Company does not presently have any operations and is considered to be in the exploration stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Dividend policy

The company has not yet adapted a policy regarding payment of dividends.

Cash

The Company considers all highly liquid investments with a maturity of three months or less to be a cash equivalent.

Income tax

The company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

On April 30, 2012, the company had a net operating loss available for carryforward of $4,597.

Basic and diluted net income (loss) per share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

Impairment of long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Environmental requirements

At the report date environmental requirements related to a formally held mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral property acquisitions costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount, periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company does not have a sufficient working capital for its planned activities, and to service its debt, and has incurred a loss of $4,597 since inception (November 18, 2011), which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Recent Accounting Pronouncements

The   Company   does  not  expect  that  the   adoption  of  recent   accounting
pronouncements will have a material impact on its financial statements.

3. ACQUISITION OF A MINERAL CLAIM

During 2011 the company acquired mineral claims for $20,000 known as the Bee Uranium Property.

The Bee Uranium Property is located approximately 3 kilometers southwest of the resort town of Harrison Lake, BC. The Bee Uranium Property comprises one MTO mineral claim containing 6 cell claim units totaling 126.45 hectares.

4. CAPITAL STOCK

The authorized capital is 75,000,000 shares of common stock at $0.001 par value. On December 1, 2011, the company issued 15,000,000 private placement common shares at $0.002 per share to its founder for cash of $30,000.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-director has acquired 100% of the outstanding common capital stock of the company. During the year ended April 30, 2012 $3,000 was paid to Chief Executive Officer on account of Services rendered during the period.

6. INCOME TAXES

For the year ended April 30, 2012 and from inception (November 18, 2011) to April 30, 2012, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At April 30, 2012, the Company had approximately $4,597 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2032. The provision for income taxes consisted of the following components for the periods ended April 30:

Components of net deferred tax assets, including a valuation allowance, are as follows for the periods ended April 30:

                                                                  April 30, 2012
                                                                  --------------
Deferred tax assets:
  Net operating loss carry forwards                                  $ 1,609
  Valuation allowance                                                 (1,609)
                                                                     -------

Total deferred tax assets                                            $     0
                                                                     =======

The valuation allowance for deferred tax assets as of April 30, 2012 was $1,609. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2012 and recorded a full valuation allowance.

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                     AMOUNT
                                                                   ---------
Securities and Exchange Commission Registration Fee.............   $    2.29
Audit Fees and Expenses.........................................    3,500.00
Legal Fees and Expenses.........................................    1,600.00
Transfer Agent and Registrar Fees and Expenses..................      560.00
Miscellaneous Expenses..........................................      940.00
                                                                   ---------
 Total..........................................................   $6,602.29*
                                                                   =========

----------
*  Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 15,000,000 shares of common stock to the founder, Charles Irizarry, at a price of $0.002 per share, for total proceeds of $30,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 15,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.                        Description
-----------                        -----------

 3.1                Articles of Incorporation

 3.2                Bylaws

 5.1                Legal Opinion of Fred Bauman, Attorney, July 19, 2012

10.1                Asset Purchase Agreement

10.2                Property Report

23.1                Consent of De Joya Griffith & Company, LLC, July 18, 2012

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          1. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until August 16, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Peoria, Arizona, on July 19, 2012.

                           LA PAZ MINING CORP.


                           By: /s/ Charles Irizarry
                               -------------------------------------------------
                               Charles Irizarry,
                               Chief Executive Officer, Chief Financial Officer, (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

     SIGNATURE                             TITLE                       DATE
     ---------                             -----                       ----


/s/ Charles Irizarry
-----------------------------   Chief Executive Officer,           July 19, 2012
Charles Irizarry                Chief Financial Officer, President,
                                Secretary, Treasurer and Director
                                (Principal Executive Officer and
                                Principal Accounting Officer)

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